Exhibit 99.1




For Immediate Release               Contact:  William J. Small
                                              Chairman, President and CEO
                                              First Defiance Financial Corp.
                                              (419) 782-5015
                                              bsmall@first-fed.com
                                              --------------------

                FIRST DEFIANCE ANNOUNCES SECOND QUARTER EARNINGS


          HIGHLIGHTS

     o Net income of $3.1 million or $0.49 per share for 2004 second quarter compared to $2.9 million or $0.46 for the second quarter of 2003.
     o Net interest income increased to $8.1 million for the 2004 second quarter, an 18.8% increase over prior year second quarter.
     o Net interest margin improves to 3.56% for the 2004 second quarter period from 3.36% in the 2003 second quarter; down one basis point from 3.57% in the 2004 first quarter.
     o Asset quality remains good, net charge-offs in quarter just $120,000 or 0.06% of average loans (annualized). Year-to-date charge-offs just $176,000 or 0.05% of average loans (annualized).
     o Mortgage Servicing Rights Impairment Reserves reduced by $524,000 in 2004 second quarter due to increased long-term interest rates and slower mortgage prepayment speeds.

     DEFIANCE, OHIO (July 19, 2004) - First Defiance Financial Corp. (NASDAQ:
FDEF) today announced net income of $3.1 million or $0.49 per diluted share for the quarter ended June 30, 2004 compared to $2.9 million or $0.46 per diluted share for the quarter ended June 30, 2003. For the six-month period ended June 30, 2004, First Defiance had net income of $5.6 million or $0.88 per diluted share compared to the same period in 2003 where First Defiance earned $5.6 million, or $0.89 per diluted share

Increased Net Interest Income Replaces Gains from Mortgage Sales

         First Defiance's net income increased for the 2004 second quarter over the same period in 2003 despite a $1.7 million decline in gains from mortgage loan sales, which were just $804,000 in the 2004 second quarter period compared with $2.5 million during the three months ended June 30, 2003. The reduction in gains was largely offset by an increase in net interest income, which was $8.1 million in the 2004 second quarter; a $1.3 million or 18.8% increase from the $6.8 million reported for the 2003 second quarter. The increase in net interest income for the 2004 second quarter is the result of First Defiance completing the acquisition of three banking center offices in Findlay, Ottawa and McComb, Ohio, on June 6, 2003. Through that acquisition, the Company acquired $79.1 million in loans and $166.7 million in deposits. First Defiance had the benefit of those balances for just 24 days in the 2003 second quarter.

     "We continue to have very strong loan growth, particularly in the commercial and commercial real estate categories," said William J. Small, First Defiance Chairman, President and Chief Executive Officer. "Our average loan balances have increased by $36.7 million in the last quarter compared to the 2004 first quarter and by $152.8 million over the 2003 second quarter. While obviously a large part of the increase in average balances was due to the June 2003 banking center acquisition, we also experienced significant organic growth over the last 12 months. Because of this growth, our interest income from loans increased in the second quarter over last year by $1.25 million or 12.5% despite yields on those loans declining by 58 basis points between those same periods. This level of loan growth is consistent with our projections for the year and has been a key in our ability to replace the non-recurring gain on sale income we realized in 2003."

     "This organic growth is occurring throughout our branch network," continued Mr. Small. "It's most pronounced in the Toledo, Bowling Green and Findlay, Ohio markets, which is to be expected as those are our largest market areas. However we also have been successful in growing our business in our other communities as well. We haven't bought this growth by offering low rates, we've generated it the old fashioned way: by working hard and providing great service. Our customers want to deal with local bankers who they know and trust; they want quick answers and friendly, professional service; and they want fair pricing. With our community banking strategy and customer-first culture, we deliver on all three counts."

     "We expect that we will continue to experience strong loan growth throughout the rest of 2004," added Mr. Small. "The northwest Ohio economy has strengthened and our lenders are very busy. I am confident that we will meet or exceed our projection of 16% loan growth for the year."

     While First Defiance's tax equivalent interest income increased by $789,000 from the 2003 second quarter to the 2004 second quarter, interest expense decreased between those same periods by $439,000 despite a $84.2 million increase in the average balance of interest-bearing deposits during the 2004 second quarter compared to the same period in 2003. First Defiance's interest bearing deposits for the 2004 second quarter cost 1.80%, a 47 basis point decline from the 2003 period. Overall the cost of all interest-bearing liabilities was 2.28% during the 2004 second quarter, down 52 basis points from the 2.80% average cost in the 2003 second quarter.

Credit Quality Ratios Remain Excellent

     First Defiance's non-performing assets totaled just $3.1 million at June 30, 2004, a slight increase from the $2.9 million level at December 31, 2003 and the $2.7 million level at March 31, 2004. The ratio of non-performing assets to total assets was just 0.28% at June 30, 2004, the same level as December 31, 2003 and up only slightly from March 2004's 0.26% level. At June 30, 2004 the allowance for loan losses to non-performing assets was 312.1%, an increase from December 31, 2003 when that ratio was 299.90%.

     "Our credit quality ratios remain among the best of any bank or thrift of the same size and lending profile," commented Mr. Small. "Although total loans have grown almost $115 million in the past 12 months, our non-performing loans over that same 12-month period are actually down slightly. Our continued success in this area is due to adherence to our underwriting guidelines, the diversity of credits in our portfolio, our strategy to lend only in our immediate market area to customers we know, and active involvement by our board and senior management in the credit decision process."

     Net charge-offs for the second quarter of 2004 totaled $120,000, which is 0.06% of average loans outstanding, annualized for a 12-month period. Year-to-date charge-offs have totaled $176,000, which is just 0.05% of loans outstanding annualized. First Defiance's provision for loan losses for the three months ended June 30, 2004 was $490,000, an increase from $353,000 for the second quarter of 2003. The increase in the provision is a reflection of the significant loan growth that has occurred during the 2004 second quarter period, especially in the commercial and non-residential real estate categories.

Non-Interest Income Declines 22.6% Due to Lower Mortgage Gains

     Non-interest income for the three months ended June 30, 2004 declined to $4.1 million from $5.3 million because of the $1.7 million decrease in gains from the sale of mortgage loans. Income from those gains has dropped to a more traditional level in the wake of increases in long-term interest rates over the past nine months and the resulting decline in mortgage origination volume. First Defiance realized gains of $804,000 during the 2004 second quarter compared to $2.5 million in the second quarter of 2003 at the peak of the refinance wave. Management estimates that such gains will be in the $600,000 to $700,000 range per quarter for the second half of 2004.

     Excluding mortgage gains, non-interest income increased by $505,000 or 17.9% for the 2004 second quarter compared to the same period in 2003. Those increases were primarily in service fees, which have increased $240,000 or 21.2% in the 2004 second quarter compared to the same period in 2003 and in insurance and investment sales commissions, which increased by $256,000 or 26.5% over the previous year's second quarter. The increase in fees is due both to an increase in accounts resulting from the June 2003 branch acquisition and an increase in rates charged for certain services. The increase in insurance and investment sales commission income is primarily a result of successful efforts in selling investment products through the Company's First Insurance and Investments subsidiary.

Non-Interest Expense Up 12.9% Excluding MSR Impairment and Amortization

     Overall, First Defiance's reported non-interest expense for the three-month period ended June 30, 2004 declined by $567,000 when compared with the 2003 second quarter period. However, the 2004 quarterly amount includes the recovery of $524,000 of previously recorded impairment of mortgage servicing rights
(MSRs). That impairment recovery is the result of a 65 basis point increase in the 10-year treasury rate over the last quarter. At June 30, 2004, First Defiance's $443.9 million mortgage servicing portfolio had a recorded value of $4.2 million or




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0.95% of the unpaid principal balance of loans serviced, and remaining impairment reserves at that date totaled approximately $319,000. First Defiance recorded impairment reserve expense of $366,000 in the second quarter of 2003. In addition, non-interest expense for the 2004 second quarter included $233,000 in amortization of MSRs, a decrease from $756,000 recognized in the second quarter of 2003. The decline in MSR amortization is a direct result of the lower level of mortgage refinance activity in the 2004 second quarter compared to the prior year.

     Excluding mortgage servicing impairment and amortization activity, non-interest expenses increased to $7.4 million in the 2004 second quarter from $6.6 million in the 2003 second quarter, an increase of 12.9%. Most of the increase is due to the recognition of a full quarter of expense in 2004 for the branches acquired in June of 2003, compared to just three weeks of such expense in the 2003 second quarter. In addition, de novo branches were opened on the east side of Findlay, Ohio in December 2003 and in the Toledo, Ohio suburb of Maumee in February 2004.

Year-to-Date Results

     First Defiance's results for the six months ended June 30, 2004 reflect an increase in net interest income to $16.1 million from $13.3 million for the same period in 2003. That 21.6% increase is the result of both the increased volume of interest-earning assets, due both to the June 2003 acquisition and the significant organic loan growth over the last 12 months, and improved net interest margin, which was 3.57% for the six-month period, up from 3.37% in the first half of 2003.

     Provision for loan losses increased in the first half of 2004, to $868,000 from $688,000 in the first half of 2003, as a result of the significant loan growth during the last twelve months. The loan loss reserve at June 30, 2004 was $9.5 million compared to $8.1 million at June 30, 2003 and $8.8 million at December 31, 2003.

     Non-interest income declined significantly to $7.6 million for the first half of 2004 from $10.1 million for the first half of 2003, a decline of $2.6 million, which relates entirely to the $2.9 million decline in mortgage loan gains in 2004 compared to 2003. Excluding mortgage activity, non-interest income for the first half of 2004 increased to $6.2 million from $5.8 million in the first half of 2003 as service fees increased by 20.0% and insurance and investment commissions increased by 20.8%.

     Non-interest expense for the six months ended June 30, 2004 were $14.6 million compared to $14.7 million for the same period of 2003. However MSR impairment and amortization activity was a net $119,000 for the first half of 2004 compared to nearly $1.9 million for the first half of 2003. Excluding mortgage activity, non-interest expense increased to $14.5 million in the first six months of 2004 from $12.8 million in the same period of 2003, an increase of 12.9%. That increase is the result of the 2003 branch acquisition as well as the establishment of de novo branches in December 2003 and February 2004.


Total Assets at $1.07 Billion

     First Defiance's total assets totaled $1.07 billion at June 30, 2004, up from $1.04 billion at December 31, 2003. Net loans and total deposits increased to $813.2 million and $753.4 million respectively at June 30, 2004, up from $741.1 million and $729.0 million at December 31, 2003.

     Shareholders' equity totaled $124.5 million at June 30, 2004, up just slightly from the $124.3 million level at December 31, 2003. Total shareholders' equity balances have not changed despite year-to-date net income of $5.6 million because of the declaration of dividends totaling $2.5 million, the purchase of 122,848 shares of First Defiance stock at a total cost of $3.08 million (average cost of $25.08 per share), and a reduction in accumulated other comprehensive income of $2.2 million relating to the after-tax change in unrealized gains in the available-for-sale investment portfolio. The equity balances also were favorably impacted by the exercise of 112,801 stock options through the first six months, which increased equity by $1.3 million.

Guidance Update

     Management reiterated that guidance provided with the first quarter earnings release which projected earnings per share for 2004 in the $1.80 to $1.90 range remains current. Management estimates that net income per share for the 2004 third quarter will be between $0.45 and $0.49.

     "Our guidance of $1.80 to $1.90 per share for the year remains accurate," commented Mr. Small. "In the update, we have reduced some of the growth we initially forecast in the core deposit balance accounts by $5 million for the year, which has a slight negative impact on our margin; and we've projected further 0.25% increases in the Fed Funds rate to occur in September and November, which will be generally beneficial for First Defiance. We have not anticipated any further adjustments to reduce or increase MSR impairment reserves but we have included in the forecast $150,000 of securities gains that we've already realized in July. We believe that our margin on a tax-equivalent basis will increase to the 3.60% to 3.65% range in the third quarter and will exceed 3.65% in the fourth quarter."

Conference Call

     First Defiance Financial Corp. will host a conference call at 11:00 a.m.
(EDT) on Tuesday, July 20, 2004 to discuss the earnings results and business trends. The conference call may be accessed by calling 888-880-1525. The passcode for the conference call is "First Defiance." The conference identification number for the call is 8506941. Participants should be prepared to provide both the passcode and conference identification number to access the call.

     Internet access to the call is also available (in listen-only mode) at the following Web address:
http://www.firstcallevents.com/service/ajwz407849424gf12.html.

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     The audio replay of the Internet Web cast will be available at www.fdef.com until August 31, 2004.

About First Defiance Financial Corp.

     First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance and Investments. First Federal operates 19 full service branches and 25 ATM locations in northwest Ohio. First Insurance and Investments is the largest property and casualty insurance agency in the Defiance, Ohio area and it also specializes in life and group health insurance and financial planning.

      For more information, visit the company's Web site at www.fdef.com .

                  -Financial Statements and Highlights Follow-

Safe Harbor Statement

Statements contained herein, including management's expectations, and Mr.
Small's comments, may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company's SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

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Consolidated Balance Sheets
First Defiance Financial Corp.

                                                                  June 30,      December 31,     June 30,
(in thousands)                                                      2004           2003           2003
----------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents
     Cash and amounts due from depository institutions           $    19,414    $    28,020    $    26,367
     Interest-bearing deposits                                         1,125          9,763         46,220
                                                                 -----------    -----------    -----------
                                                                      20,539         37,783         72,587
Securities
     Available-for sale, carried at fair value                       150,869        168,259        177,028
     Held-to-maturity, carried at amortized costs                      2,582          2,776          3,280
                                                                 -----------    -----------    -----------
                                                                     153,451        171,035        180,308
Loans held for sale                                                    3,948          5,872          9,731
Loans                                                                818,769        744,099        698,484
Allowance for loan losses                                             (9,537)        (8,844)        (8,105)
                                                                 -----------    -----------    -----------
Loans, net                                                           813,180        741,127        700,110
Mortgage servicing rights                                              3,783          3,431          1,861
Accrued interest receivable                                            4,725          4,742          4,834
Federal Home Loan Bank stock and other interest-bearing assets        13,095         17,766         17,414
Bank Owned Life Insurance                                             18,337         17,952         15,549
Office properties and equipment                                       23,890         23,846         22,670
Real estate and other assets held for sale                               206            404             63
Goodwill and other intangibles                                        19,310         20,544         20,412
Other assets                                                           2,650          1,969         12,806
                                                                 -----------    -----------    -----------
     Total Assets                                                $ 1,073,166    $ 1,040,599    $ 1,040,599
                                                                 ===========    ===========    ===========

Liabilities and Stockholders' Equity
Non-interest-bearing deposits                                    $    56,659    $    52,323    $    51,798
Interest-bearing deposits                                            696,731        676,673        699,907
                                                                 -----------    -----------    -----------
      Total deposits                                                 753,390        728,996        751,705
Advances from Federal Home Loan Bank                                 176,623        164,522        154,408
Notes payable and other interest-bearing liabilities                   9,360         12,267          8,785
Advance payments by borrowers for tax and insurance                       83            231            218
Deferred taxes                                                           950          1,859          1,961
Other liabilities                                                      8,308          8,455          9,952
                                                                 -----------    -----------    -----------
      Total liabilities                                              948,714        916,330        927,029
Stockholders' Equity
      Preferred stock                                                     --             --             --
      Common stock                                                        63             63             63
      Additional paid-in-capital                                      51,760         51,144         50,026
      Stock acquired by ESOP                                          (1,585)        (1,904)        (2,068)
      Deferred compensation                                               (7)           (11)           (20)
      Accumulated other comprehensive income                           1,865          4,017          6,695
      Retained earnings                                               72,356         70,960         66,889
                                                                 -----------    -----------    -----------
      Total stockholders' equity                                     124,452        124,269        121,585
                                                                 -----------    -----------    -----------
      Total liabilities and stockholders' equity                 $ 1,073,166    $ 1,040,599    $ 1,048,614
                                                                 ===========    ===========    ===========
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Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
                                                            Three Months Ended      Six Months Ended
                                                                 June 30,              June 30,
                                                                 --------              --------
(in thousands, except per share amounts)                     2004        2003     2004         2003
-----------------------------------------------------------------------------------------------------
Interest Income:
     Loans                                                $ 11,279    $  9,974   $ 22,207    $ 19,312
     Investment securities                                   1,727       2,108      3,592       4,532
    Interest-bearing deposits                                    4          80         36         109
                                                          --------    --------   --------    --------
Total interest income                                       13,010      12,162     25,835      23,953
Interest Expense:
     Deposits                                                3,071       3,412      6,069       6,946
     FHLB advances and other                                 1,790       1,895      3,575       3,709
     Notes Payable                                              20          13         43          22
                                                          --------    --------   --------    --------
Total interest expense                                       4,881       5,320      9,687      10,677
                                                          --------    --------   --------    --------
Net interest income                                          8,129       6,842     16,148      13,276
Provision for loan losses                                      490         353        868         688
                                                          --------    --------   --------    --------
Net interest income after provision for loan losses          7,639       6,489     15,280      12,588
Non-interest Income:
     Service fees and other charges                          1,373       1,133      2,578       2,149
     Dividends on stock and other interest income              153         172        330         341
     Gain on sale of loans                                     804       2,515      1,393       4,316
     Gain on sale of securities                                293         288        392         919
     Insurance and investment sales commissions              1,223         967      2,286       1,893
     Trust income                                               50          38         98          70
     Income from Bank Owned Life Insurance                     192         204        385         405
     Other non-interest income                                  43          20         92          35
                                                          --------    --------   --------    --------
Total Non-interest Income                                    4,131       5,337      7,554      10,128
Non-interest Expense:
     Compensation and benefits                               4,473       3,976      8,788       7,684
     Occupancy                                                 842         741      1,682       1,469
     SAIF deposit insurance premiums (credit)                   28          31        (14)         55
     State franchise tax                                       157         285        312         566
     Data processing                                           579         427      1,122         859
     Amortization of mortgage servicing rights                 233         756        406       1,279
     Impairment (recovery) of mortgage servicing rights       (524)        366       (287)        606
     Amortization of intangibles                                27           8         55           8
     Other non-interest expense                              1,319       1,111      2,536       2,189
                                                          --------    --------   --------    --------
Total Non-interest Expense                                   7,134       7,701     14,600      14,715
                                                          --------    --------   --------    --------
Income before income taxes                                   4,636       4,125      8,234       8,001
Income taxes                                                 1,492       1,246      2,597       2,403
                                                          --------    --------   --------    --------
Net income                                                $  3,144    $  2,879   $  5,637    $  5,598
                                                          ========    ========   ========    ========

Earnings per share:
     Basic                                                $   0.51    $   0.48   $   0.92    $   0.93
     Diluted                                              $   0.49    $   0.46   $   0.88    $   0.89

Average Shares Outstanding:
     Basic                                                   6,125       6,013      6,115       6,044
     Diluted                                                 6,385       6,254      6,402       6,293
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Financial Summary and Comparison
First Defiance Financial Corp.
                                                                   Three months ended               Six months ended
                                                                      June 30,                           June 30,
                                                                      --------                           --------
(dollars in thousands, except per share data)                 2004        2003      % change     2004        2003      % change
-------------------------------------------------------------------------------------------------------------------------------
Summary of Operations

Tax-equivalent interest income (1)                           13,202       12,394        6.5     26,213       24,413       7.4
Interest expense                                              4,881        5,320       (8.3)     9,687       10,677      (9.3)
Tax-equivalent net interest income (1)                        8,321        7,074       17.6     16,526       13,736      20.3
Provision for loan losses                                       490          353       38.8        868          688      26.2
Tax-equivalent NII after provision for loan loss (1)          7,831        6,721       16.5     15,658       13,048      20.0
Securities gains (losses)                                       293          288        1.7        392          919     (57.3)
Non-interest income-excluding securities gains (losses)       3,838        5,049      (24.0)     7,162        9,209     (22.2)
Non-interest expense                                          7,134        7,701       (7.4)    14,600       14,715      (0.8)
Income taxes                                                  1,492        1,246       19.7      2,597        2,403       8.1
Net Income                                                    3,144        2,879        9.2      5,637        5,598       0.7
Tax equivalent adjustment (1)                                   192          232      (17.2)       378          460     (17.8)
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At Period End
Assets                                                    1,073,166      939,077       11.9
Earning assets                                              980,851      865,144       10.6
Loans                                                       822,717      808,433       13.5
Allowance for loan losses                                     9,537        8,105       17.7
Deposits                                                    753,390      751,705        0.2
Stockholders' equity                                        124,452      121,585        2.4
Stockholders' equity / assets                                 11.60%       11.59%       0.1
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Average Balances
Assets                                                    1,050,462      939,077       11.9  1,043,517      911,807      14.4
Earning assets                                              957,173      865,144       10.6    949,258      843,226      12.6
Deposits and interest-bearing liabilities                   917,422      808,433       13.5    908,853      780,934      16.4
Loans                                                       786,575      633,755       24.1    768,211      611,796      25.6
Deposits                                                    742,088      649,550       14.2    734,195      621,706      18.1
Stockholders' equity                                        125,909      120,888        4.2    125,890      120,566       4.4
Stockholders' equity / assets                                 11.99%       12.87%      (6.9)     12.06%       13.22%     (8.8)
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Per Common Share Data
Net Income
     Basic                                                $    0.51    $    0.48        6.3  $    0.92    $    0.93      (1.1)
     Diluted                                                   0.49         0.46        6.5       0.88         0.89      (1.1)
Dividends                                                      0.20         0.15       33.3       0.40         0.30      33.3
Market Value:
     High                                                 $   28.88    $   20.55       40.5  $   29.00    $   20.55      41.1
     Low                                                      22.07        18.56       18.9      22.07        18.43      19.8
     Close                                                    22.10        19.84       11.4      22.10        19.84      11.4
Book Value                                                    19.70        19.36        1.8      19.70        19.36       1.8
Tangible Book Value                                           16.64        16.11        3.3      16.64        16.11       3.3
Shares outstanding, end of period (000)                       6,318        6,281        0.6      6,318        6,281       0.6
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Performance Ratios (annualized)
Tax-equivalent net interest margin (1)                         3.56%        3.36%       6.0       3.57%        3.37%      6.1
Return on average assets                                       1.20%        1.23%      (2.4)      1.08%        1.23%    (12.0)
Return on average equity                                       9.99%        9.53%       4.8       8.96%        9.29%     (3.6)
Efficiency ratio (2)                                          58.67%       63.52%      (7.6)     61.63%       64.13%     (3.9)
Effective tax rate                                            32.18%       30.20%       6.6      31.54%       30.03%      5.0
Dividend payout ratio (basic)                                 39.22%       31.25%      25.5      43.48%       32.26%     34.8
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(1)  Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)  Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.
NM Percentage change not meaningful

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Yield Analysis
First Defiance Financial Corp.
                                                                               Three Months Ended June 30
                                                       ---------------------------------------------------------------------------
                                                                        2004                                     2003
                                                       ----------------------------------         --------------------------------
                                                         Average                   Yield           Average                   Yield
                                                         Balance     Interest(1)   Rate(2)         Balance     Interest(1)   Rate(2)
Interest-earning assets:
   Loans receivable                                    $   786,575     $ 11,283     5.77%         $ 633,755      $ 10,030    6.35%
   Securities                                              154,995        1,915     4.97%           189,448         2,284    4.84%
   Interest Bearing Deposits                                   347            4     4.64%            24,697            80    1.30%
   FHLB stock and other                                     15,256          153     4.03%            17,244           172    4.00%
                                                       -----------    ---------                   ---------      --------
   Total interest-earning assets                           957,173       13,355     5.61%           865,144        12,566    5.83%
   Non-interest-earning assets                              93,289                                   73,933
                                                       -----------                                ---------
Total assets                                           $ 1,050,462                                $ 939,077
                                                       ===========                                =========
Deposits and Interest-bearing liabilities:
   Interest bearing deposits                             $ 687,293      $ 3,071     1.80%         $ 603,045       $ 3,412    2.27%
   FHLB advances and other                                 165,668        1,790     4.35%           154,658         1,895    4.91%
   Other Borrowings                                          9,666           20     0.83%             4,225            13    1.23%
                                                       -----------    ---------                   ---------      --------
   Total interest-bearing liabilities                      862,627        4,881     2.28%           761,928         5,320    2.80%
   Non-interest bearing deposits                            54,795            -        -            46,505             -        -
                                                       -----------    ---------                   ---------      -------
Total including non-interest-bearing demand deposits       917,422        4,881     2.14%           808,433         5,320    2.64%
Other non-interest-bearing liabilities                       7,131                                    9,756
                                                       -----------                                ---------
Total liabilities                                          924,553                                  818,189
   Stockholders' equity                                    125,909                                  120,888
                                                       -----------                                ---------
Total liabilities and stockholders' equity             $ 1,050,462                                $ 939,077
                                                       ===========    ---------                   =========      --------
Net interest income; interest rate spread                              $ 8,474      3.33%                         $ 7,246    3.03%
                                                                      =========     ====                         ========    =====
Net interest margin (3)                                                             3.56%                                    3.36%
                                                                                    ====                                     =====
Average interest-earning assets  to average interest                                 111%                                     114%
bearing liabilities                                                                 ====                                     =====





                                                                                 Six Months Ended June 30
                                                       ---------------------------------------------------------------------------
                                                                        2004                                     2003
                                                       ----------------------------------         --------------------------------
                                                         Average                   Yield           Average                   Yield
                                                         Balance     Interest(1)   Rate(2)         Balance     Interest(1)   Rate(2)
Interest-earning assets:
   Loans receivable                                    $   768,211     $ 22,215     5.82%         $ 611,796      $ 19,428    6.40%
   Securities                                              160,117        3,962     4.98%           198,046         4,875    4.96%
   Interest Bearing Deposits                                 4,418           36     1.64%            15,782           109    1.39%
   FHLB stock and other                                     16,512          330     4.02%            17,602           341    3.91%
                                                       -----------    ---------                   ---------      --------
   Total interest-earning assets                           949,258       26,543     5.62%           843,226        24,753    5.92%
   Non-interest-earning assets                              94,259                                   68,581
                                                       -----------                                ---------
Total assets                                           $ 1,043,517                                $ 911,807
                                                       ===========                                =========
Deposits and Interest-bearing liabilities:
   Interest bearing deposits                           $   680,243      $ 6,069     1.79%         $ 579,285       $ 6,946    2.42%
   FHLB advances and other                                 164,455        3,575     4.37%           155,610         3,709    4.81%
   Other Borrowings                                         10,203           43     0.85%             3,618            22    1.23%
                                                       ----------                                 ---------       -------
   Total interest-bearing liabilities                      854,901        9,687     2.28%           738,513        10,677    2.92%
   Non-interest bearing deposits                            53,952            -        -             42,421             -        -
                                                       -----------    ---------                   ---------      --------
Total including non-interest-bearing demand deposits       908,853        9,687     2.14%           780,934        10,677    2.76%
Other non-interest-bearing liabilities                       8,774                                   10,307
                                                       -----------                                ---------
Total liabilities                                          917,627                                  791,241
   Stockholders' equity                                    125,890                                  120,566
                                                       -----------                                ---------
Total liabilities and stockholders' equity             $ 1,043,517                                $ 911,807
                                                       ===========    ---------                   =========      --------
Net interest income; interest rate spread                              $ 16,856     3.34%                        $ 14,076    3.00%
                                                                      =========     ====                         ========    =====
Net interest margin (3)                                                             3.57%                                    3.37%
                                                                                    ====                                     =====
Average interest-earning assets  to average interest bearing liabilities             111%                                     114%
                                                                                    ====                                     =====

--------------------------------------------------------------------------------
(1) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.

(2)  Annualized

(3) Net interest margin is net interest income divided by average interest-earning assets.


---------------------------------------------------------------------------------------------------------------------------
Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)            2nd Qtr 2004  1st Qtr 2004  4th Qtr 2003  3rd Qtr 2003 2nd Qtr 2003
---------------------------------------------------------------------------------------------------------------------------

Summary of Operations
Tax-equivalent interest income (1)                      $   13,202    $   12,988    $   13,140    $   13,136    $   12,394
Interest expense                                             4,881         4,806         4,980         5,198         5,320
Tax-equivalent net interest income (1)                       8,321         8,182         8,160         7,938         7,074
Provision for loan losses                                      490           379           534           497           353
Tax-equivalent NII after provision for loan losses (1)       7,831         7,803         7,804         7,742         6,721
Investment securities gains                                    293            98           656             -           288
Non-interest income (excluding securities gains/losses)      3,838         3,324         3,179         4,839         5,049
Non-interest expense                                         7,134         7,464         6,885         6,776         7,701
Income taxes                                                 1,492         1,105         1,572         1,715         1,246
Net income                                                   3,144         2,493         2,819         3,681         2,880
Tax equivalent adjustment (1)                                  192           163           185           233           233
---------------------------------------------------------------------------------------------------------------------------
At Period End
Total assets                                            $1,073,166    $1,037,100    $1,040,599    $1,032,942    $1,048,614
Earning assets                                             980,851       946,949       939,691       925,187       944,052
Loans                                                      822,717       775,301       749,971       730,471       708,215
Allowance for loan losses                                    9,537         9,167         8,844         8,577         8,105
Deposits                                                   753,390       722,068       728,996       735,407       751,705
Stockholders' equity                                       124,452       127,230       124,269       123,179       121,585
Stockholders' equity / assets                               11.60%        12.27%        11.94%        11.93%        11.59%
Goodwill                                                    19,310        19,302        20,544        20,548        20,412
---------------------------------------------------------------------------------------------------------------------------
Average Balances (2)
Total assets                                            $1,050,462    $1,036,571    $1,038,384    $1,038,188    $  939,077
Earning assets                                             957,173       941,345       941,839       945,431       865,144
Deposits and interest-bearing liabilities                  917,422       900,285       904,468       855,294       808,433
Loans                                                      786,575       749,848       731,665       713,402       633,755
Deposits                                                   742,088       726,302       735,451       743,293       649,550
Stockholders' equity                                       125,909       125,872       123,266       120,536       120,888
Stockholders' equity / assets                               1 1.99%        12.14%        11.87%        11.61%        12.87%
---------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Basic earnings per share                                $     0.51    $     0.41    $     0.47    $     0.61    $     0.48
Diluted earnings per share                                    0.49          0.39          0.44          0.58          0.46
Dividends                                                     0.20          0.20          0.20          0.15          0.15
---------------------------------------------------------------------------------------------------------------------------
Market Value:
High                                                    $    28.88    $    29.00    $    30.65    $    26.64    $    20.55
Low                                                          22.07         26.60         24.00         19.46         18.56
Close                                                        22.10         27.23         25.90         23.30         19.84
Book Value                                                   19.70         19.88         19.64         19.56         19.36
Shares outstanding, end of period (in thousands)             6,318         6,401         6,328         6,295         6,281
---------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized)
Tax-equivalent net interest margin                           3.56%         3.57%         3.51%         3.46%         3.36%
Return on average assets (3)                                 1.20%         0.96%         1.09%         1.41%         1.23%
Return on average equity                                     9.99%         7.92%         9.15%        12.14%         9.53%
Efficiency ratio  (4)                                       58.67%        64.87%        60.72%        53.03%        63.52%
Effective tax rate                                          32.18%        30.71%        35.80%        31.78%        30.20%
Dividend payout ratio (basic)                               39.22%        49.04%        42.55%        24.46%        31.25%
---------------------------------------------------------------------------------------------------------------------------

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)  Average balances do not reflect borrowings to fund discontinued operations
(3) Income from continuing operations divided by assets, excluding assets of discontinued operations
(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.


-----------------------------------------------------------------------------------------------------------------------------
Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)      2nd Qtr 2004    1st Qtr 2004    4th Qtr 2003   3rd Qtr 2003   2nd Qtr 2003
-----------------------------------------------------------------------------------------------------------------------------
Loan Portfolio Composition
One to four family residential real estate             $181,685       $173,367       $167,983       $165,914       $167,412
Construction                                             15,472         15,272         16,830         16,457         15,559
Commercial real estate                                  371,360        359,070        341,423        321,602        307,871
Commercial                                              140,178        119,442        120,677        130,001        124,332
Consumer finance                                         42,741         40,858         40,257         40,532         42,189
Home equity and improvement                              80,312         74,800         70,038         63,853         59,450
                                                       --------       --------       --------       --------       --------
Total loans                                             831,748        782,809        757,208        738,359        716,813
Less:
   Loans in process                                       7,925          6,406          6,079          6,713          7,431
   Deferred loan origination fees                         1,106          1,101          1,158          1,175          1,167
  Allowance for loan loss                                 9,537          9,167          8,844          8,577          8,105
                                                       --------       --------       --------       --------       --------
Net Loans                                              $813,180       $766,135       $741,127       $721,894       $700,110
                                                       ========       ========       ========       ========       ========

-----------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss activity
Beginning allowance                                    $  9,167       $  8,844       $  8,577       $  8,106       $  7,924
Provision for loan losses                                   490            379            534            497            353
   Credit loss charge-offs:
     One to four family residential real estate              --             52             --             --             18
     Commercial real estate                                   9             --             --             --            162
     Commercial                                             125             14            260             52             38
     Consumer finance                                        33             38             37             45             38
     Home equity and improvement                             --             --             --             --             --
                                                       --------       --------       --------       --------       --------
Total charge-offs                                           167            104            297             97            256
Total recoveries                                             47             48             30             71             85
                                                       --------       --------       --------       --------       --------
Net charge-offs (recoveries)                                120             56            267             26            171
                                                       --------       --------       --------       --------       --------
Ending allowance                                       $  9,537       $  9,167       $  8,844       $  8,577       $  8,106
                                                       ========       ========       ========       ========       ========

-----------------------------------------------------------------------------------------------------------------------------
Credit Quality
Non-accrual loans                                      $  2,863       $  2,375       $  2,545       $  2,975       $  3,273
Loans over 90 days past due and still accruing               --             --             --             --             --
 Total non-performing loans (1)                           2,863          2,375          2,545          2,975          3,273
Real estate owned (REO)                                     193            348            404            324             63
 Total non-performing assets (1)                       $  3,056       $  2,723       $  2,949       $  3,299       $  3,336
Net charge-offs                                             120             56            267             26            171

-----------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses / loans                          1.16%          1.18%          1.18%          1.17%          1.14%
Allowance for loan losses / non-performing assets        312.07%        336.65%        299.90%        259.99%        242.96%
Allowance for loan losses / non-performing loans         333.11%        385.98%        347.50%        288.30%        247.63%
Non-performing assets / loans plus REO                     0.37%          0.35%          0.39%          0.45%          0.47%
Non-performing assets / total assets                       0.28%          0.26%          0.28%          0.32%          0.32%
Net charge-offs / average loans ( annualized)              0.06%          0.03%          0.15%          0.01%          0.11%


-----------------------------------------------------------------------------------------------------------------------------
Deposit Balances
Non-interest-bearing demand deposits                   $ 56,659       $ 52,091       $ 52,323       $ 52,190       $ 51,798
Interest-bearing demand deposits and money market       225,842        216,193        216,042        215,641        212,123
Savings deposits                                         53,965         54,054         51,767         51,532         51,693
Time deposits less than $100,000                        303,909        293,424        312,089        324,262        341,880
Time deposits greater than $100,000                     113,015        106,306         96,775         91,782         94,211
                                                       --------       --------       --------       --------       --------
Total deposits                                         $753,390       $722,068       $728,996       $735,407       $751,705
                                                       ========       ========       ========       ========       ========

-----------------------------------------------------------------------------------------------------------------------------

(1) Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114. Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.